Exhibit 24

                             POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Steven A. McArthur and Dwayne J. Coben, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all amendments to this Registration Statement and any additional Registration that is filed pursuant to Rule 462(b) under the Securities Act of 1933, as in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof

      IN WITNESS WHEREOF, the undersigned have duly executed this instrument as of March 31, 2000.



 /s/David L. Sokol                              /s/Steven A. McArthur
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David L. Sokol                                  Steven A. McArthur



 /s/Ronald J. Peltier                          /s/Gregory E. Abel
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Ronald J. Peltier                               Gregory E. Abel



 /s/Jack W. Frost                               /s/Richard R. Jaros
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Jack W. Frost                                   Richard R. Jaros



 /s/R. Michael Knapp                           /s/W. David Scott
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R. Michael Knapp                                W. David Scott



 /s/Dwayne J. Coben
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Dwayne J. Coben